UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 8, 2013

Date of report (Date of earliest event reported)

Wireless Ronin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475

Minnetonka, Minnesota 55345

(Address of principal executive offices, including zip code)

(952) 564-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On March 8, 2013, the Company issued 868,000 units at a price of $1.80 per unit, each consisting of one share of the Company’s common stock and one five-year warrant to purchase 0.50 of a share of the Company’s common stock, with exercisability commencing six months and one day after issuance, at an exercise price of $2.73 per share, pursuant to the subscription agreements previously reported in the Company’s Form 8-K filed on March 5, 2013. Net of the placement agent’s fees and expenses and other offering expenses, the Company obtained net proceeds of approximately $1.3 million, which it plans to use for general corporate purposes, including working capital. This issuance was made pursuant to the Company’s existing shelf registration statement (File No. 333-185885), which was declared effective by the Securities and Exchange Commission on January 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2013	Wireless Ronin Technologies, Inc.

	By:	/s/ Scott N. Ross
Scott N. Ross
Senior Vice President, General Counsel and Secretary

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